PRONITEC INVESTMENTS LTD.
                 9239 Rossini, Brossard, Quebec, Canada J4X 2R8
                    Tel.: (450) 466-0930, Fax: (450) 466-1114

Mr. Victor I.H. Sun
AVIC Technologies Ltd.                                        June 19, 2000
445, Rue Saint-Francois-Xavier
Montreal, Quebec
H2Y 2T1

                  Ref: China Nanning Fiberglass Window Frame Project

Dear Mr. Sun,

Further to our last week's meeting on the Nanning Fiberglass Window Frame Project, and after reviewing your feasibility study report, I'm please to announce our interest in pursuing an equity participation in AVIC Technologies Ltd. for the Nanning, Guang Xi, China, Project.

Pronitec has always been interested in investing in China, particularly on energy and/or infrastructure projects. Unfortunately, the 1997-1998 Asia financial crisis has kept us away from closing a few deals. With China eminent entry into the World Trade Organization, China construction industry, among other things, will undoubtedly enter into a new phase, and thus our interest in the Nanning Project.

But before committing any specific capitals, we would like to receive the following document or information:

     -    AVIC company management structure and latest financial statement
     -    Joint venture contract or memorandum with the Nanning Window Factor
     - What new technology AVIC will bring to Nanning, and cost/benefit analyses
     -    AVIC business plan for the Nanning Fiberglass Window Frame Project
     -    AVIC plan, if any, of similar project in other part of China

After examining the above documents, a fact-finding trip may be followed. We would like to visit the Nanning City and the Nanning Window Factory. We would appreciate it very much if you can accompany us for the visit, or, making sure we will be meeting the key people there.

While we are very interested in the project, I must emphasize that this letter is not a final contract, but merely an expression of our intention to pursue further negotiation.

Sincerely Yours,



Hou-Cheong Chan
President